UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CANDELA CORPORATION
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On December 18, 2009, Gerard E. Puorro, Chief Executive Officer of Candela Corporation (“Candela”), provided the following communication to Candela’s employees in connection with Candela reaching an agreement with Syneron Medical Ltd., a company organized under the laws of the State of Israel (“Syneron”), to combine Candela and Syneron through the merger of Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron, with and into Candela on the terms and subject to the conditions of an agreement and plan of merger, dated as of September 8, 2009 and amended on November 23, 2009:

All,

It has been a couple of weeks since I shared an update on our progress toward the completion of the merger with Syneron.  As stated in the last communication, assuming that we get stockholder approval, the merger should be finalized on the January 5th or within a few days of the vote - this is still on track.  We continue to have teams working diligently to make sure that everything is ready to ensure that our customers are supported with no disruption to service, and to maintain a focus on growing the business profitably.

Over the last couple of weeks we have received a number of additional questions which I would like to address in this communication.  Please note, where similar questions were received they are paraphrased below.

Q.  Will telephone and data network services be changed, disrupted or improved?

A.  We expect that there will be no disruption to telephone or data network services.  The IT team is, however, working on a number of projects to make sure that it is easy to access and share information between locations and networks post-close.  You should expect a communication from the IT group immediately after the close of the merger describing how to use some of the tools they will have put in place.

Q.  Will Candela need to complete a physical inventory that might disrupt our ability to build and ship systems during the first weeks of 2010?

A.  No.  Candela will not need to complete a physical inventory immediately after the close of the merger.

Q.  Should we expect any disruption or delays as finance and accounting close the books and move Candela to a new fiscal calendar?

A.  No.  A lot of work has been completed by the finance cross-functional team to help migrate Candela to a calendar based fiscal year.  We expect to be able to accomplish this, close the books, and announce combined earnings for the first calendar quarter of 2010.

Q.  Will Candela employees be receiving or creating any significant new HR processes or procedures or training requirements?

A.  There are no changes planned to HR policies which would require training sessions.  During the week of January 4th, we plan to have a series of training sessions for all customer-facing employees from receptionists to field service engineers to sales people so that they are prepared to handle customer or prospect questions and concerns.  We will also issue both an employee and customer frequently asked questions (FAQ) document on the day of the closing.  Lastly, as we did on the day of the announcement of the merger, we will conduct a worldwide conference call to share the new company’s vision and goals, as well as some key facts we think all employees should know.  We will also address questions on this call.

Q.  IT is a key strategic advantage for our company, and the combined company is without a senior IT resource.  Are there plans to hire a senior IT executive?

A.  Yes.  We have begun a search process for a senior IT executive who will drive the IT strategy and implementation globally for the combined company.  We hope to have this position filled in Q1 of calendar 2010.

Q.  Are there any updates on what will happen in China after the merger closes?

A.  Currently Syneron has a joint venture in China called “Evercare”, and Candela has a distribution partner in China named Chindex.  There are no plans to change how our products are sold or supported in this market.

While we have many things to do and the opportunity before us is great, I urge you all to stay focused on bringing in a great Q2 which will propel the new company in the new year.

As a reminder, you can submit questions to me, HR, or your direct supervisor.  We have also set up an e-mail box explicitly for these questions at [xxxx]@candelalaser.com.

Best regards,

Jerry

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the combination of Syneron Medical Ltd. and Candela Corporation pursuant to an Agreement and Plan of Merger (the “Merger”), Syneron Medical Ltd. has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which includes a proxy statement of Candela Corporation and a prospectus of Syneron Medical Ltd. and other relevant materials in connection with the proposed transactions.  Candela Corporation has also filed the proxy statement/prospectus with the SEC.  Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials (when they become available) because these materials will contain important information about Candela Corporation, Syneron Medical Ltd. and the proposed transaction.  The proxy statement/prospectus and the other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, free copies of the documents filed with the SEC by Candela Corporation will be available on the investor relations portion of Candela Corporation’s website at www.candelalaser.com.  Free copies of the documents filed with the SEC by Syneron Medical Ltd. will be available on the investor relations portion of Syneron Medical Ltd.’s website at www.syneron.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE) BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Candela Corporation in connection with the Merger.  Information about executive officers and directors of Candela Corporation and their ownership of Candela Corporation common stock is set forth in the proxy statement/prospectus and in Amendment No. 1 to Candela Corporation’s Annual Report on Form 10-K, which was filed with the SEC on October 26, 2009, and is supplemented by other public filings made, and to be made, with the SEC.  Information about executive officers and directors of Syneron Medical Ltd. is set forth in Syneron Medical Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 24, 2009 and is supplemented by other public filings made, and to be made, with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus and the other filings and documents referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Candela Corporation and Syneron Medical Ltd., including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Candela Corporation and Syneron Medical Ltd., management of the combined company, the benefits of the proposed combination, the future financial performance of Syneron Medical Ltd. after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Candela Corporation and Syneron Medical Ltd. to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Candela Corporation’s stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in the proxy statement/prospectus and the most recent Annual Report on Form 10-K and Form 20-F of Candela Corporation and Syneron Medical Ltd., respectively, as well as the other factors described in the filings that Candela Corporation and Syneron Medical Ltd. make with the SEC from time to time.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Candela Corporation and Syneron Medical Ltd.’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Candela Corporation and/or Syneron Medical Ltd. as of the date of this document.  Candela Corporation and Syneron Medical Ltd. anticipate that subsequent events and developments will cause their expectations and beliefs to change.  However, while Candela Corporation and Syneron Medical Ltd. may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so.  The forward-looking statements of Candela Corporation and/or Syneron Medical Ltd. do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken.  These forward-looking statements should not be relied upon as representing Candela Corporation or Syneron Medical Ltd.’s views as of any date after the date of this document.